EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as interim Chief Executive Officer of Ministry Partners Investment Company, LLC, (the “Company”) that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: May 14, 2015      By: /s/ James H. Overholt

    James H. Overholt,

    Chief Executive Officer